Exhibit 99.1

EXECUTIVE OFFICERS AND DIRECTORS OF REPORTING PERSONS

Inverbeg

The name and citizenship of each director and officer of Inverbeg Shipping Limited are set forth below. The business address of each person listed below (other than Ng Siong Tee, whose business address is 10 Anson Road, #10-24 International Plaza, Singapore 079903; John S. Denholm, whose business address is 18 Woodside Crescent, Glasgow G3 7UL, Scotland; and Benjamim D.R. Maclehose, whose business address is 78 Cornhill, London EC3V 3QQ, England) is Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. The present principal occupation or employment of each of the listed persons is set forth below.

Name	Present Principal Occupation	Citizenship
Membership of the Board of Directors
Ng Siong Tee	Director	Singapore
John S. Denholm	Director	United Kingdom
Benjamin D.R. Maclehose	Director	United Kingdom
Other Corporate Officers
Dawna Lane Ferguson	Company Secretary	Canada

Inverie

The name and citizenship of each director and officer of Inverie Shipping Limited are set forth below. The business address of each person listed below (other than Ng Siong Tee, whose business address is 10 Anson Road, #10-24 International Plaza, Singapore 079903, and John S. Denholm, whose business address is 18 Woodside Crescent, Glasgow G3 7UL, Scotland;) is Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. The present principal occupation or employment of each of the listed persons is set forth below.

Name	Present Principal Occupation	Citizenship
Membership of the Board of Directors
Ng Siong Tee	Director	Singapore
John S. Denholm	Director	United Kingdom
Other Corporate Officers
Dawna Lane Ferguson	Company Secretary	Canada

Kontiki

The name and citizenship of each director and officer of Kontiki Shipping Pte Ltd are set forth below. The business address of each person listed below is 10 Anson Road, #10-24 International Plaza, Singapore 079903. The present principal occupation or employment of each of the listed persons is set forth below.

Name	Present Principal Occupation	Citizenship
Membership of the Board of Directors
Teo Hui Young	Director	Singapore
Lai Kwok Hong	Director	Singapore
Ng Siong Tee	Director	Singapore
Other Corporate Officers
Jenine Sherlene Tay Swee Kong	Company Secretary	Singapore

Denholm Shipping

The name and citizenship of each director and officer of Denholm Shipping Company Limited are set forth below. The business address of each person listed below (other than John S. Denholm, Diana J. Harris and Gregory A. Hanson, whose business address is 18 Woodside Crescent, Glasgow G3 7UL, Scotland) is 78 Cornhill, London EC3V 3QQ, England. The present principal occupation or employment of each of the listed persons is set forth below.

Name	Present Principal Occupation	Citizenship
Membership of the Board of Directors
John S. Denholm	Director	United Kingdom
George T. Fairhurst	Director	United Kingdom
Diana J. Harris	Director	United Kingdom
Duncan G. Brown	Director	United Kingdom
Robert K. Denholm	Director	United Kingdom
Gregory A. Hanson	Director	United Kingdom
Other Corporate Officers
Gregory A. Hanson	Company Secretary	United Kingdom

J&J Denholm

The name and citizenship of each director and officer of J. & J. Denholm Limited are set forth below. The business address of each person listed below is 18 Woodside Crescent, Glasgow G3 7UL, Scotland. The present principal occupation or employment of each of the listed persons is set forth below.

Name	Present Principal Occupation	Citizenship
Membership of the Board of Directors
John S. Denholm	Director	United Kingdom
Michael J. Beveridge	Director	United Kingdom
Diana J. Harris	Director	United Kingdom
Patrick G. Lockett	Director	United Kingdom
Robert K. Denholm	Director	United Kingdom
Norman W. Drummond	Director	United Kingdom
Jan M Kopernicki	Director	United Kingdom
Michael B. Forsyth	Director	United Kingdom
Other Corporate Officers
Gregory A. Hanson	Company Secretary	United Kingdom